Exhibit 10.15


                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT, made as of March 1, 2002, by and between NATHANIEL ENERGY CORPORATION, a Delaware corporation having a principal place of business at Hutchins, Texas 75141 (the "Company"), and ALTERNATE ENERGY, LLC, a New York limited liability company with offices at 16 Raeburn Court, Bab~4on, New York 11702 (the "Consultant").

                                   WITNESSETH;

     WHEREAS, the Company is aware of Consultant's skills and knowledge with reference to advising companies on how to build and grow businesses and desires to engage the Consultant to serve as a consultant to the Company by advising the Company on (he terms and conditions hereinafter set forth;

     WHEREAS, the Consultant desires to provide such consulting services to the Company on the terms and conditions hereinafter set forth; and

     WHEREAS, the Company has issued to Consultant thirteen million five-hundred thousand (13,500,000) Shares of Company common stock representing at least 50% of the total outstanding stock of the Company on a fully diluted basis including, but not limited to issuances of options, warrants, and similar stock rights, etc. in consideration for services rendered by Consultant to Company (Shares);

     NOW THEREFORE, in consideration of the mutual terms, covenants, agreements and conditions hereinafter set forth, the Company and the Consultant hereby agree as follows:

     1. Engagement. The Company hereby engages the Consultant to provide consulting services to the Company and the Consultant hereby accepts such engagement.

     2. Term, Unless earlier terminated as provided in this Agreement, the term of this Agreement shall be for a period of twenty-five (25) years beginning on March 1, 2002. (the "Engagement Date") and ending on the twenty-fifth anniversary thereof (the "Term").

     3. Financing Services. Consultant agrees that it will provide Or arrange for a third party solicited by Consultant to provide at least one of the following for the benefit of the Company within fourteen (14) months from the date hereof: (a) arranging for six-hundred fifty thousand dollars ($650,000.00) (or any greater amount as the parties hereto may mutually agree) of purchase money mortgage financing to purchase the equipment listed on schedule A attached hereto (or other equipment to be used by the Company), (b) providing for a lease arrangement for said equipment for the Company (in such principal sum as above stated), or (c) arranging financIng for a financial project (in such principal sum as above stated) for the Company or in which the Company has a financial interest.

     The Company represents that said financing as described herein is to be used to purchase or lease equipment, or to complete any financing project involving the Company or any entity in which the Company has an economic interest, and Consultant or any other entity providing said funds shall have a first priority security interest in such equipment, and, at the sole discretion of the Consultant, a second security interest in all other assets of the Company. Any such purchase money mortgage financing, lease arrangement, or financing shall be on reasonable terms and in any event on terms at least as favorable as market for companies similar to the Company.


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     The Company agrees to use its best efforts to facilitate the loan, lease, or finance transactions contemplated under this paragraphS and agrees to provide a Security Agreement (and UCC filing) to secure equipment to be purchased or leased by the Company with the proceeds, or to execute such other documents as the seller, lender, or other party to the financing arrangement may reasonably require in connection therewith.

     In the event Consultant should fail to provide or arrange for the provision of at least one of the items set forth in (a), (b), or (c) above within fourteen
(14) months from the date hereof, then Consultant agrees to pay to the Company liquidated damages in the amount of Two Million Dollars ($2,000,000). The Company agrees to accept such sum as liquidated damages (not as a penalty), and such liquidated damages shall be the exclusive remedy of the Company.

     4. Consulting Services. Upon request by the Company by telephone, fax or email, the Consultant, by telephone, fax or email, will provide consultation to the Company concerning business projects, financing opportunities and strategic planning. This shall be done on a reasonable best efforts basis by Consultant and Consultant makes no guarantees regarding Company's ability or prospects. The Company is aware of Consultant's skills and knowledge. The Company will not require the Consultant to do any traveling outside of Suffolk County, New York. Consultant may select employees to perform such services as Consultant in its sole discretion shall decide, from time to time.

     5. Fees. The Company acknowledges that services previously performed by Consultant in the business start-up phase provided and continues to provide material benefits to the Company in structuring its growth and business strategy. In consideration for the servIces the Consultant has rendered and shall render to the Company hereunder, the Company shall pay to the Consultant, a continuing Consideration Fee equal to ten percent (10%) of Company's pre-tax profits before depredation and amortization and before deductions for stock based compensation (including, but not limited to stock options) and before any non-cash expenditures. Such Consideration Fee, to the extent there is a profit, shall be paid to Consultant in quarterly installments within sixty (60) days after each calendar quarter, with a yearly adjustment after the annual financials are completed, but not later than April 15 of The year following the year in question. Provided, that the Consideration Fee for calendar year 2002 shall be payable In a single payment not later than April 15, 2003. The Company shall use a Certified Public Accountant and keep its financial records for the purpose of complying with this Agreement in accordance with Generally Accepted Accounting Principals and will provide quarterly reports and the annual financials to Consultant to verify such. rot the purpose of this Agreement pre-tax profits shall be those reported on the audited or reviewed financial statements presented using Generally Accepted Accounting Principals consistently applied and shall include (to the extent not already reflected on the audited or reviewed financial statements) all capital and/or extraordinary gains and the Company's ratable share of the pre-tax profits (computed in the same manner as described above for the Company) of any other entity in which the Company owns an equity interest of at least one percent (1%). The Consultant shall have the right to inspect the books of the Company to verify the Consideration Fee as described herein.

     6, Right of First Refusal. The Company grants to the Consultant a right of first refusal on all fundings the Company seeks, whether in the form of loans or capital infusion. The Company will provide to the Consultant notification of such funding needs and the Consultant shall have twenty (20) days after receipt of such notification to provide to the Company a Letter of Intent acceptable to the Company, with the proposed terms of such funding. The Right of First Refusal rights as described herein, and whether or not a right of first refusal is exercised by the Consultant and/or a

Letter of Intent is accepted by the Company, shall not affect Consultant's right to receive the Consideration Fee under Section 5.

     7. Provisions Regarding Stock. Until a certain Note for up to $800,000.00 between the Company and Alternate Power. Inc. a Texas Corporation (API) and any additional project financing (general illustrations of which are included as Exhibit B) obligations of the Company to API; or any entity introduced by, or related thereto (or controlled by the same persons as API), is paid in full, the parties hereto agree that Consultant shall always have the right to maintain an ownership interest in the Company of at least fifty percent (50%) of Company's outstanding shares on a fully diluted basis. Upon request, the Company agrees to provide statements of the number of its outstanding shares, The parties hereto agree not to enter into any agreements or transactions which would or may cause Consultant to fail to maIntain at least fifty percent (50%) of Company's outstanding shares on a fully diluted basis. If the Company does issue (in any fashion whatsoever) any additional shares, warrants, or options after the date hereof, the Company agrees to give Consultant an equal or greater number of shares that is sufficient for Consultant to maintain ownership of at least fifty percent (50%) of Company's outstanding shares on a fully diluted basis. For the purposes herein, fully diluted shall include, but not be limited to issuances of options, warrants, and similar stock rights, etc.

     8. Independent Contractor Status, The Consultant recognizes and acknowledges that the relationship between the Company and the Consultant is that of client and independent contractor and not that of an employer and employee. In this regard, the Consultant acknowledges that Consultant is solely responsible for the payment of Consultant's own Federal, state and local income taxes, as well as any payroll taxes for Consultant's employees. The Consultant further acknowledges that the Consultant may not bind the Company to any agreement or contract or in any other respect without the Company's consent.

     9. Developments and Confidential Information. The Consultant hereby covenants, agrees and acknowledges as follows:

         (a) Any and all inventions, products, discoveries, improvements, processes, manufacturing, marketing and services methods or techniques, formulae, designs, styles, specifications, data bases, computer programs, know-how, strategies and data, whether or not patentable or registrable under copyright or similar statutes, made, developed or created by the Company shall constitute confidential information and remain property of the Company.

         (b) Notwithstanding the foregoing, the following will not constitute confidential information for purposes of this Agreement: (i) information which was already in the Consultant's possession prior to its receipt from the Company, (ii) information which is obtained by the Consultant from a third person who is not otherwise known by the Consultant to be prohibited from transmitting the information to the Consultant by a confidentiality agreement, or (iii) information which is or becomes publicly available other than as a result of disclosure by the Consultant

     10. Termination.

         (a) Following the expiration of fourteen (14) months from the date hereof, either party may terminate this Agreement on 120 days prior written notice, but no such termination shall affect the Company's rights with respect to any breach by Consultant of its obligations under paragraph 3.

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         (b) Notwithstanding anything herein to the contrary, in the event that the Company has terminated the Consultant's consultancy the Company shall continue to pay the Consultant the Consideration under Section 5 until the end of the Term.

     11. Assignability. This Agreement and all rights, interests and obligations hereunder may be transferred and/or assigned by the Consultant without the Company's prior written consent.

     12. Binding Effect. Without limiting or diminishing the effect of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

     13. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail, postage prepaid, if to the Company, at the Company's principal place of business, and if to the Consultant, at Consultant's address set forth on the signature hereto, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

     14. Severability. The Consultant agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Agreement is void or unenforceable, such provi5ion shall riot be rendered void but shall apply to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

     15. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     16. Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

     17. Govening Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without regard to the conflicts of law principles thereof.

     18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Consultant have duly executed and delivered this Agreement as of the day and year first above written.

                                                Nathaniel Energy Corporation

                                                By:  /s/  Stan Abrams
                                                     ---------------------------
                                                     Stan Abrams, President


                                                Alternate Energy, LLC

                                                By:  /s/  Steven Cantor
                                                     ---------------------------
                                                     Steven Cantor, President

                           COMPLIANCE ACKNOWLEDGEMENT
                           --------------------------

     COMPLIANCE ACKNOWLEDGEMENT, made as of June 7, 2002, by and between NATHANIEL ENERGY CORPORATION, a Delaware corporation having a principal place of business at Hutchins, Texas 75141 (the "Company"), and ALTERNATE CAPITAL, LLC, (formerly ALTERNATE ENERGY LLC), a New York limited liability company with offices at 16 Raeburn Court, Babylon, New York 11702 (the "Consultant").

                                  WITNESSETH:

     WHEREAS, the Company has entered into a Consulting Agreement with Consultant, dated March 1, 2002; and

     WHEREAS, the Consulting Agreement required the Consultant to provide certain financing services to the Company;

     NOW THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and such other consideration the receipt and sufficiency of which is hereby acknowledged, and in consideration of mutual terms, covenants, agreements and conditions hereinafter set forth, the Company and Consultants hereby agree as follows:

     1. Consultant shall be entitled to retain the 13,500,000 shares of the Company's common stock without any penalty related thereto, and the Company agrees that it has no right, title or interest whatsoever in said shares of the Company's common stock.

     2. Other provisions of the Consulting Agreement remain in full force and affect except as modified herein.

                                        Nathaniel Energy Corporation

                                        By:  /s/  Stan Abrams
                                             ----------------------------------
                                             Stan Abrams, President

                                        Alternate Capital, LLC
                                        (Formerly Alternate Energy LLC)

                                        By:  /s/  Steven Cantor
                                             ----------------------------------
                                             Steven Cantor, President